Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

April 20, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on April 20, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

April 20, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Signs First AI Revenue Contract — $19.6 Million, 24-Month SubQ AI Agreement, Validating Operational Launch of AI Factory

MIAMI, FL – April 20, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (the “Company” and “Digi Power X”), a Miami-based AI infrastructure operator, today announced that it has entered into a bare metal GPU rental agreement (the “Agreement”) with SubQ AI (“SubQ”), a next-generation AI company. The 24-month contract carries an expected total contract value (“TCV”) of approximately $19.6 million and becomes effective May 15, 2026.

Under the term of the Agreement, Digi Power X will deliver exclusive, dedicated access to a fleet of the latest generation of NVIDIA Blackwell GPUs. These systems will be operated on a bare metal basis through NeoCloudz, Digi Power X’s GPU-as-a-Service platform, at the Company’s AI data center. The deployment follows NVIDIA reference architecture, and the facility is engineered to Rated 3 standards, with redundant utility feeds, N+1 UPS, and a CDU and chiller based two loop cooling architecture purpose built for high density accelerated compute.

Key Commercial Terms

Amounts in U.S. dollars (millions)

Term	24 months, commencing May 15, 2026

GPU Fleet	Latest-generation NVIDIA Blackwell (192 GB HBM3e)

Total Contract Value	~$19.6 million

Upfront Payment	~$2.95 million (15% of TCV)

Management Statement

“This agreement with SubQ AI represents a major milestone for Digi Power X – our first contracted AI revenue and the official commercial launch of our NeoCloudz bare metal GPU-as-a-Service platform. We’ve built scalable, vertically integrated infrastructure and we’re moving at full speed. This deal is just the beginning. We intend to rapidly scale our relationship with SubQ AI and welcome additional high-growth AI customers onto our dedicated Blackwell fleet. We continue to advance discussions with additional hyperscale and frontier AI customers and expect to provide further operational updates in the coming weeks.”

— Alec Amar, President, Digi Power X Inc.

“This initial deployment is the first step in what we expect to be a much larger, long-term relationship with Digi Power X. said Justin Dangel, CEO of SubQ AI. Our roadmap calls for scaling to several thousand GPUs over the next few quarters as we advance our proprietary architecture, and the combination of NeoCloudz’s bare metal platform, the newest NVIDIA Blackwell silicon, and Digi Power X’s owned power and data center capacity gives us a credible runway to grow into that footprint with a single, trusted infrastructure partner.”

— Justin Dangel, Chief Executive Officer, SubQ AI

“Bringing our first GPU cluster online moves Digi Power X from building infrastructure to generating AI revenue. We’re evaluating a Silicon Valley presence to accelerate our AI infrastructure roadmap and hire senior AI engineers. This deployment is the foundation for scaling NeoCloudz into a leading GPU-as-a-Service platform.”

— Jagan Jeyapaul, Chief Technology Officer, Digi Power X Inc.

Investor Highlights

●	First contracted AI revenue for Digi Power X. Marks operational commissioning of the Company’s AI factory and concrete commercial validation of the Company’s pivot to AI infrastructure.

●	Contracted, multi-year revenue. ~$19.6 million TCV over a 24-month term, with a 15% non-refundable upfront payment (~$2.95 million).

●	High-quality cash flow profile. Monthly invoicing payable Net-15.

●	Anchor customer for NeoCloudz. First named, multi-year bare metal deployment on Digi Power X’s NeoCloudz GPU-as-a-Service platform, validating the commercial thesis of dedicated GPU-as-a-Service.

●	Growth optionality. Digi Power X has already secured 10 pods of infrastructure capacity – approximately 4,000 NVIDIA Blackwell B300 GPUs – representing up to ~$120 million of potential annualized revenue at full deployment and utilization. SubQ’s publicly stated roadmap contemplates expansion to several thousand GPUs, aligned with Digi Power X’s capacity ramp.

●	Premium silicon. 100% latest-generation NVIDIA Blackwell GPUs with 192 GB HBM3e, on a high-speed InfiniBand / RoCE v2 fabric.

●	Vertical integration. Deployment sits inside a Digi Power X-owned, Rated 3-engineered facility with redundant utility feeds – preserving margin through owned power and owned real estate.

The Agreement is structured as a fully dedicated, non-virtualized bare metal deployment, giving SubQ root-level control and exclusive use of the contracted GPU fleet and the supporting high-speed InfiniBand/RoCE v2 fabric.

About Digi Power X

Digi Power X is a Miami-based AI infrastructure company, operating a vertically integrated portfolio of power assets and data center capacity across Alabama, New York, and North Carolina, with approximately 400 MW of secured power across its sites. The Company’s NeoCloudz platform delivers GPU-as-a-Service on dedicated, bare metal NVIDIA infrastructure. For more information, visit www.digipowerx.com.

About SubQ AI

SubQ AI is a next-generation artificial intelligence company developing proprietary architecture for scalable, efficient AI training and inference. For more information, visit www.subq.ai.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding the Agreement, including expected TCV from the Agreement during its term, and goals, expectations and targets for the business of Digi Power X. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,’ “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: changes to or modification of the Agreement in the future, future capital needs and uncertainty regarding the Company’s ability to raise additional capital; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other documents disclosed in the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC on its website, www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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